Exhibit 99.1

               RADYNE SAYS COMTECH CLAIM INVALID AND WITHOUT MERIT

     PHOENIX, June 19 /PRNewswire-FirstCall/ -- Radyne Corporation (Nasdaq:
RADN) today announced that they had already filed a response to the lawsuit filed by Comtech EF Data for patent infringement. Radyne believes that the claim is without merit and invalid

     In the filing with the court, Radyne denied that the switching technology used in its converters is covered by the Comtech EF Data patent and further claims that the patent itself is not valid.

     "Radyne does not employ the technology described in Comtech's patent which itself covers a method that has been widely used in the industry for years," said Bob Fitting, Radyne's CEO. "Although the business affected by the claim is not significant to Radyne, we believe it is in the best interest of our customers to defend this lawsuit."

     About Radyne Corporation

     Radyne Corporation designs, manufactures, sells, integrates and installs products, systems and software used for the transmission and reception of data and video over satellite, troposcatter, microwave and cable communication networks. The Company, through its Tiernan subsidiary, is a supplier of HDTV and SDTV encoding and transmission equipment. The Xicom Technology subsidiary is a producer of high power amplifiers for communications applications. Radyne is headquartered in Phoenix, Arizona, has manufacturing facilities in Phoenix, Arizona and San Diego, and Santa Clara, California and sales offices in Singapore, Beijing, Jakarta and the United Kingdom. The Company also has sales and/or service centers in Sao Paulo, Bangalore, Shanghai and Moscow. For more information, visit our web site at www.radn.com. Additional information on Xicom is available at www.xicomtech.com.

     Safe Harbor Paragraph for Forward-Looking Statements

     This press release includes statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and Radyne claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Radyne Corporation and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Radyne Corporation's results and cause them to materially differ from those contained in the forward-looking statements contained herein include, without limitation our belief that Radyne will prevail in litigation (should there be any) or negotiation regarding this claim.

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     Other factors that may affect forward-looking statements and the Company's business generally include but are not limited to:

     * Prospects of the international markets and global economy given that Radyne Corporation depends heavily on international sales.
     * A downturn in the evolving telecommunications, television broadcast and Internet industries.
     * Risk factors and cautionary statements made in Radyne Corporation's Annual Report on Form 10-K for the period ended December 31, 2005 and in its' Quarterly Report of Form 10-Q for the period ended
           September 30, 2005.
     * The effect that acts of international terrorism may have on Radyne Corporation's ability to ship products abroad.
     * Other factors that Radyne Corporation is currently unable to identify or quantify, but may exist in the future.

     Forward-looking statements speak only as of the date the statement was made. Radyne Corporation does not undertake and specifically declines any obligation to update any forward-looking statements.

     Contact: Malcolm Persen, Chief Financial Officer, 602.437.9620

SOURCE  Radyne Corporation
     -0-                             06/19/2006
     /CONTACT: Malcolm Persen, Chief Financial Officer of Radyne Corporation, +1-602-437-9620/
     /Web site:  http://www.radn.com /
     (RADN)